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                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated April 12, 2002 included in this Form 8-K/A No. 1 dated April 4, 2002 on the statement of revenue and certain expenses of Beaver Valley Mall into the Registrant's previously filed Registration Statements on Forms S-3 (File No. 33-61115, File No. 333-48917, File No. 333-70157, as
amended, File No. 333-74693, File No. 333-74695, File No. 333-74697, File No.
333-36626) and Forms S-8 (File No. 33-59771, File No. 33-59773, File No.
33-59767 and File No. 333-69877).

                                                        /s/ ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
April 30, 2002